                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 28, 2006, in the Registration Statement (Form F-1) and related Prospectus of Copa Holdings, S.A. for the registration of shares of its Class A common stock.

                                         /s/ Ernst & Young

Panama City, Republic of Panama
June 21, 2006